Exhibit 99.1

Contact: Michael Bermish
Investor Relations Officer
(803) 835-2238
FOR IMMEDIATE RELEASE
WELLMAN, INC. RECEIVES AN ADDITIONAL EXTENSION
FOR APPROVAL OF BIDDING PROCEDURES
Fort Mill, SC., May 16, 2008 — Wellman, Inc. ([OTC]: WMANQ.OB) today announced that the lenders providing its Debtor in Possession (“DIP”) Financing have granted an additional one week extension of time so that the Company has until June 5, 2008 to have bidding procedures approved by the Bankruptcy Court. The Company, in consultation with its stakeholders, is continuing to evaluate offers and restructuring alternatives, including a plan of reorganization, in an effort to maximize the value of Wellman’s business on a going concern basis. In order to allow us to maximize value for all of our stakeholders, the DIP lenders have agreed to provide us additional time to continue discussions with interested parties. This does not extend the deadline to complete the sale.
Forward-Looking Statements
Statements contained in this release that are not historical facts, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations, and we undertake no obligation to update this information. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; volumes of textile imports; prices and volumes of polyester staple fiber and PET resin imports; the actions of our competitors; the financial condition of our customers; availability of financing, changes in financial markets, interest rates, credit ratings, changes in tax risks; inability to execute our strategy; environmental risks and foreign currency exchange rates; natural disasters, regulatory changes; U.S., European, Asian and global economic conditions; work stoppages; levels of production capacity and profitable operations of assets; prices of competing products; acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2007.